EXHIBIT 4.1

RIGHTS CERTIFICATE #:	NUMBER OF RIGHTS:

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING SET FORTH IN THE COMPANY’S PROSPECTUS DATED [•], 2018 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC., THE SUBSCRIPTION AGENT.

ARC GROUP WORLDWIDE, INC.

Incorporated under the laws of the State of Utah

NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing non-transferable Subscription Rights to Purchase Shares of Common Stock of

Arc Group Worldwide, Inc.

Subscription Price: $[•] per Share

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., EASTERN STANDARD TIME, ON [•], 2018, UNLESS EXTENDED BY THE COMPANY

REGISTERED OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of non-transferable subscription rights (“Rights”) set forth above. Each Right entitles the holder thereof to subscribe for and purchase [•] shares of common stock, with a par value of $0.0005 per share (“Common Stock”), of ARC Group Worldwide, Inc., a Utah corporation, at a subscription price of $[•] per share of Common Stock (the “Basic Subscription Right”), pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus. If any shares of Common Stock available for purchase in the Rights Offering are not purchased by other holders of Rights pursuant to the exercise of their Basic Subscription Right (the “Remaining Shares”), any Rights holder that exercises its Basic Subscription Right in full may subscribe for a number of Remaining Shares in an amount equal to up to [•]% of the shares of Common Stock for which it was otherwise entitled to subscribe (calculated prior to the exercise of any Rights) pursuant to the terms and conditions of the Rights Offering, subject to proration, as described in the Prospectus (the “Over-Subscription Right”). The Rights represented by this Subscription Rights Certificate may be exercised by completing the appropriate forms on the reverse side hereof and by returning the full payment of the subscription price for each share of Common Stock. If the subscriber attempts to exercise its Over-subscription Rights and the Company is unable to issue the subscriber the full amount of shares of Common Stock requested, the subscription agent will return to the subscriber any excess funds submitted promptly, without interest or penalty.

This Subscription Rights Certificate is not valid unless countersigned by Broadridge Corporate Issuer Solutions, Inc., the subscription agent.

Witness the seal of ARC Group Worldwide, Inc. and the signatures of its duly authorized officers.

Dated: [•], 2018

Drew M. Kelley, Interim Chief Executive Officer	R. Brian Knaley, Chief Financial Officer

BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC.

By:
Name:
Title:

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

Delivery other than in the manner or to the addresses listed below will not constitute valid delivery.

By Mail:	By Hand or Overnight Courier:

Broadridge Corporate Issuer Solutions, Inc.	Broadridge Corporate Issuer Solutions, Inc.
Attn: Reorganization Department	Attn: BCIS IWS
P.O. Box 1317	51 Mercedes Way
Brentwood, NY 11717	Edgewood, NY 11717

DO NOT SEND THIS RIGHTS CERTIFICATE DIRECTLY TO ARC GROUP WORLDWIDE, NC.

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY

FORM 1-EXERCISE OF RIGHTS

The registered holder of this Subscription Rights Certificate is entitled to exercise the number of Rights shown in the upper right hand corner of this Subscription Rights Certificate and may subscribe for additional shares of Common Stock upon the terms and conditions specified in the Prospectus. To subscribe for shares pursuant to your Basic Subscription Right, please complete lines (a) and (c) and sign under Form 3 below. To subscribe for shares pursuant to your Over-Subscription Right, please also complete line (b) and sign under Form 3 below. To the extent you subscribe for more shares than you are entitled under either the Basic Subscription Right or the Over-Subscription Right, you will be deemed to have elected to purchase the maximum number of shares for which you are entitled to subscribe under the Basic Subscription Right or Over-Subscription Right, as applicable. You cannot exercise your Over-Subscription Right unless you have exercised your Basic Subscription Right in full.

(a) EXERCISE OF BASIC SUBSCRIPTION RIGHT:

I apply for		shares	x	$		=	$
	No. of new shares				Subscription price			Amount enclosed

(b) EXERCISE OF OVER-SUBSCRIPTION RIGHT

If you have exercised your Basic Subscription Right in full and wish to subscribe for additional shares in an amount equal to up to % of the shares of Common Stock for which you are otherwise entitled to subscribe pursuant to your Over-Subscription Right:

I apply for		shares	x	$		=	$
	No. of new shares				Subscription price			Amount enclosed

(c) Total Amount of Payment Enclosed $

METHOD OF PAYMENT (CHECK ONE)

☐                                    Cashier’s or certified check or bank draft drawn on a U.S. bank payable to Broadridge Corporate Issuer Solutions, Inc.

☐                                    Wire transfer of immediately available funds directly to the account maintained by Broadridge Corporate Issuer Solutions, Inc., for purposes of accepting subscriptions in this Rights Offering at Wells Fargo Bank, 420 Montgomery Street, San Francisco, CA 94104 United States, ABA/Routing number: 121000248; Account Number: 4124218686, FFC: ARC Group Worldwide, Inc. Account Number: 4623618964 with reference to the rights holder’s name.

FORM 2-DELIVERY TO DIFFERENT ADDRESS

If you wish for the Common Stock underlying your subscription rights, a certificate representing unexercised subscription rights or the proceeds of any sale of subscription rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 3 and have your signature guaranteed under Form 4.

FORM 3-SIGNATURE

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus.

Signature(s):

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 4-SIGNATURE GUARANTEE

This form must be completed if you have completed any portion of Forms 2 or 3.

Signature Guaranteed:
(Name of Bank or Firm)

By:
(Signature of Officer)

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

FOR INSTRUCTIONS ON THE USE OF THIS RIGHTS CERTIFICATE, CONSULT BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC., THE SUBSCRIPTION AGENT, TOLL FREE AT +1 (855) 793-5068.